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                                                                    EXHIBIT 23.2

The Board of Directors
CKE Restaurants, Inc.:

     We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Dallas, Texas
October 17, 1996